Exhibit 99.1

For Immediate Release

Builders FirstSource Reports Fourth Quarter and Fiscal Year 2014 Results

Fiscal Year 2014 Sales increase 7.7 percent to $1.6 Billion

February 19, 2015 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction in the United States, today reported its results for the fourth quarter and fiscal year ended December 31, 2014.

Fourth quarter highlights include the following (see financial schedules for more information, including non-GAAP reconciliations):

•	Fourth quarter 2014 sales increased to $396.7 million, up 7.5%, compared to $369.1 million for the fourth quarter of 2013.

•	Gross margin percentage was 22.8 percent, up from 22.4 percent in the fourth quarter of 2013, and up from 22.5 percent in the third quarter of 2014.

•	Adjusted EBITDA was $17.7 million, compared to $16.2 million for the fourth quarter of 2013.

•	Completed two additional acquisitions within the state of Texas – Trim Tech of Austin and Empire Truss, Ltd. These mark the fourth and fifth acquisitions by the company since mid-2014. Also during the current quarter, we opened a new distribution facility in north Houston.

•	Total liquidity at December 31, 2014 was $147.2 million, including $17.8 million of cash and $129.4 million in borrowing availability under our revolver.

Commenting on the company’s results, Builders FirstSource CEO Floyd Sherman said, “Though the level of new construction activity was not what we expected in 2014, we were still able to deliver profitable top-line growth while also expanding our product offerings and customer base via multiple acquisitions within very attractive housing markets. We reported sales of approximately $397 million for the fourth quarter of 2014, up 7.5 percent from a year ago. Excluding the impact of recent acquisitions, our fourth quarter sales increased 3.0 percent. Quarter-over-quarter commodity price fluctuations had minimal impact on our sales.”

Continuing, Mr. Sherman added, “For fiscal 2014, we reported sales of approximately $1.6 billion, up 7.7 percent over 2013. Excluding the impact of recent acquisitions, our sales for fiscal 2014 increased 5.8 percent compared to last year, as sales volume grew 7.9 percent before a 2.1 percent negative impact of commodity price deflation on our sales. From a single-family housing starts perspective, the Census Bureau reported 2014 actual starts in the South Region, which encompasses all of our markets, increased 6.0 percent compared to 2013.”

Builders FirstSource Reports Fourth Quarter and Fiscal Year 2014 Results (continued)

Chad Crow, Builders FirstSource President, COO and CFO, added, “We produced another solid quarter of gross margin expansion, ending the fourth quarter of 2014 with a gross margin of 22.8 percent. Increasing our gross margins as we continued to grow our top-line was a focal point for us this year, and I’m very pleased to say we improved our margin percentage sequentially each quarter of 2014, resulting in an 80 basis point increase year-over-year. Our cash provided by operating activities increased $26.6 million for fiscal year 2014 when compared to 2013, excluding the $48.4 million of non-recurring interest charges related to our 2013 refinancing.”

Fourth Quarter 2014 Results Compared to Fourth Quarter 2013

(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)

•	Sales were $396.7 million, an increase of $27.6 million or 7.5 percent. Excluding the impact of recent acquisitions, sales increased 3.0 percent largely due to higher sales volume, as commodity price fluctuations had a minimal impact on our sales.

•	Gross margin percentage was 22.8 percent, up from 22.4 percent last year. Our gross margin percent increased largely due to improved customer pricing versus the fourth quarter of 2013.

•	Selling, general and administrative (“SG&A”) expenses increased $9.4 million, or 13.5 percent. As a percentage of sales, SG&A expense increased to 19.9 percent compared to 18.8 percent. Of the $9.4 million increase in SG&A, $1.3 million related to stock compensation expense and $1.0 million related to depreciation and amortization, both of which are non-cash items. The remaining $7.1 million increase was largely due to investments made in employees and equipment to support current and future sales growth, along with expenses associated with acquisitions.

•	Interest expense was $8.6 million for the fourth quarters of 2014 and 2013, respectively. See supplemental schedule attached.

•	We recorded $0.5 million of income tax expense compared to $0.2 million in the fourth quarter of 2013. We recorded a reduction of the after-tax, non-cash valuation allowance on our net deferred tax assets of $0.9 million and $2.6 million in the fourth quarters of 2014 and 2013, respectively. As of December 31, 2014, our gross federal income tax net operating loss available for carry-forward was approximately $245 million.

•	Income from continuing operations was $2.5 million, or $0.02 per diluted share, compared to $4.6 million, or $0.05 per diluted share.

•	Adjusted EBITDA was $17.7 million, or 4.5 percent of sales, compared to $16.2 million, or 4.4 percent of sales. See reconciliation attached.

Liquidity and Capital Resources

•	Total liquidity at December 31, 2014 was $147.2 million, including $17.8 million of cash and $129.4 million in borrowing availability under our revolver. We had no new borrowings under our revolver during the quarter, and had $30 million in outstanding borrowings as of December 31, 2014.

Builders FirstSource Reports Fourth Quarter and Fiscal Year 2014 Results (continued)

•	Operating cash flow was ($3.0) million for the fourth quarter of 2014, compared to $8.6 million in the fourth quarter of 2013. The primary difference relates to a $12.3 million increase in our working capital in the current quarter, while working capital was flat in the fourth quarter of 2013.

•	During the fourth quarter of 2014, we used approximately $36.2 million of cash on hand to acquire Trim Tech of Austin and Empire Truss, Ltd.

•	Capital expenditures were $11.2 million for the fourth quarter of 2014, an increase of $5.5 million over the same quarter of 2013, and primarily relate to the relocation of an existing facility in San Antonio and the opening of a new facility in north Houston.

Outlook

Concluding, Mr. Sherman added, “Our outlook is for a steady recovery in the housing market due to factors such as continued job growth, favorable mortgage rates and lending guidelines that appear to be easing. As the economy expands and the housing market moves back towards a stronger level of activity, our focus will remain on profitably growing our revenues while continuing to look for ways to gain share, either organically or through acquisitions, and improve our operating margins.”

Conference Call

Builders FirstSource will host a conference call Friday, February 20, 2015 at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 888-819-8045 (U.S. and Canada) and 913-312-0386 (international). A replay of the call will be available at 3:00 p.m. CT through February 25th. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international) and refer to pass code 2277608. The live webcast and archived replay can also be accessed on the company’s website at www.bldr.com under the “Investors” section. The online archive of the webcast will be available for approximately 90 days.

Builders FirstSource Reports Fourth Quarter and Fiscal Year 2014 Results (continued)

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates 56 distribution centers and 56 manufacturing facilities in 9 states, principally in the southern and eastern United States. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the company’s website at www.bldr.com.

Cautionary Notice

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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Contact:
Chad Crow	Marcie Hyder
President, COO and CFO	Vice President and Corporate Controller
Builders FirstSource, Inc.	Builders FirstSource, Inc.
(214) 880-3585	(214) 880-3551

Financial Schedules to Follow

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended December 31,		Fiscal year ended December 31,
	2014	2013	2014	2013
	(in thousands, except per share amounts)
Sales	$396,737	$369,111	$1,604,096	$1,489,892
Cost of sales	306,101	286,264	1,247,099	1,169,972

Gross margin	90,636	82,847	356,997	319,920
Selling, general and administrative expenses (includes stock-based compensation expense of $2,247 and $960 for the three months ended in 2014 and 2013, respectively, and $6,157 and $4,245 for the fiscal year ended in 2014 and 2013, respectively.)	78,810	69,453	306,508	271,885
Facility closure costs	181	79	471	(7)

Income from operations	11,645	13,315	50,018	48,042
Interest expense, net	8,624	8,555	30,349	89,638

Income (loss) from continuing operations before income taxes	3,021	4,760	19,669	(41,596)
Income tax expense	510	183	1,111	769

Income (loss) from continuing operations	2,511	4,577	18,558	(42,365)
Loss from discontinued operations (net of income tax expense of $0 in 2014 and 2013, respectively)	(90)	(48)	(408)	(326)

Net Income (loss)	$2,421	$4,529	$18,150	$(42,691)

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.02	$0.05	$0.19	$(0.44)
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Net income (loss)	$0.02	$0.05	$0.19	$(0.44)

Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.02	$0.05	$0.18	$(0.44)
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)

Net income (loss)	$0.02	$0.05	$0.18	$(0.44)

Weighted average common shares:
Basic	98,167	97,458	98,050	96,449

Diluted	99,805	99,468	100,522	96,449

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Sales by Product Category

(unaudited)

	Three months ended December 31,
	2014		2013
	(in thousands)
Prefabricated components	$79,116	19.9%	$72,026	19.5%
Windows & doors	92,035	23.2%	82,775	22.4%
Lumber & lumber sheet goods	121,567	30.7%	123,041	33.3%
Millwork	44,042	11.1%	35,212	9.6%
Other building products & services	59,977	15.1%	56,057	15.2%

Total sales	$396,737	100.0%	$369,111	100.0%

	Fiscal year ended December 31,
	2014		2013
	(in thousands)
Prefabricated components	$330,852	20.6%	$294,008	19.7%
Windows & doors	356,897	22.2%	308,607	20.7%
Lumber & lumber sheet goods	522,655	32.6%	526,633	35.4%
Millwork	160,242	10.0%	136,883	9.2%
Other building products & services	233,450	14.6%	223,761	15.0%

Total sales	$1,604,096	100.0%	$1,489,892	100.0%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	Fiscal year ended December 31,
	2014	2013
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$17,773	$54,696
Accounts receivable, less allowance of $3,153 and $3,605 at December 31, 2014 and 2013, respectively	148,352	143,036
Inventories	142,620	123,636
Other current assets	22,795	9,793

Total current assets	331,540	331,161
Property, plant and equipment, net	75,679	49,392
Goodwill	139,774	111,193
Other assets, net	36,072	24,093

Total assets	$583,065	$515,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,868	$81,046
Accrued liabilities	65,537	45,310
Current maturities of long-term debt	30,074	67

Total current liabilities	171,479	126,423
Long-term debt, net of current maturities	353,830	353,904
Other long-term liabilities	17,556	20,144

Total liabilities	542,865	500,471
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 98,226 and 97,905 shares issued and outstanding at December 31, 2014 and 2013, respectively	982	973
Additional paid-in capital	380,091	373,418
Accumulated deficit	(340,873)	(359,023)

Total stockholders’ equity	40,200	15,368

Total liabilities and stockholders’ equity	$583,065	$515,839

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Fiscal year ended December 31,
	2014	2013
	(in thousands)
Cash flows from operating activities:

Net income (loss)	$18,150	$(42,691)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,519	9,305
Amortization and write-off of deferred loan costs	2,432	4,067
Amortization and write-off of debt discount	—	7,794
Fair value adjustment of stock warrants	(456)	1,502
Deferred income taxes	524	917
Bad debt expense	(274)	900
Net non-cash income from discontinued operations	—	(195)
Stock compensation expense	6,157	4,245
Net gain on sale of assets	(114)	(284)
Changes in assets and liabilities:
Receivables	4,503	(26,531)
Inventories	(13,567)	(14,637)
Other current assets	(3,717)	(177)
Other assets and liabilities	(659)	(1,344)
Accounts payable	(5,178)	1,649
Accrued liabilities	10,173	7,904

Net cash provided by (used in) operating activities	27,493	(47,576)

Cash flows from investing activities:
Purchases of property, plant and equipment	(25,716)	(15,051)
Proceeds from sale of property, plant and equipment	213	2,592
Cash used for acquisitions, net	(69,337)	—
Decrease in restricted cash	—	13,030

Net cash provided by (used in) investing activities	(94,840)	571

Cash flows from financing activities:
Borrowings under revolving credit facility	30,000	30,000
Payments under revolving credit facility	—	(30,000)
Proceeds from issuance of long term debt	—	350,000
Payments of long-term debt and other loans	(67)	(364,778)
Payments of deferred loan costs	(34)	(15,634)
Payment of recapitalization costs	—	(37)
Exercise of stock options	1,831	1,754
Repurchase of common stock	(1,306)	(1,036)

Net cash provided by (used in) financing activities	30,424	(29,731)

Net change in cash and cash equivalents	(36,923)	(76,736)
Cash and cash equivalents at beginning of period	54,696	131,432

Cash and cash equivalents at end of period	$17,773	$54,696

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Supplemental Interest Expense Information

(unaudited)

	Three months ended December 31,		Fiscal year ended December 31,
	2014	2013	2014	2013
	(in thousands)
Detail of Interest Expense:
Term loan	$—	$—	$—	$10,638
Prepayment Penalty-Term Loan	—	—	—	39,475
2021 notes	6,672	6,599	26,688	15,716
2016 notes	—	—	—	9,083
Credit facility	317	206	1,001	598
Change in fair value of stock warrants (1)	865	944	(456)	1,502
Amortization of debt discount (1) (2)	—	—	—	7,794
Amortization of deferred loan costs (1) (3)	616	617	2,432	4,067
Other	154	189	684	765

Interest expense, net	$8,624	$8,555	$30,349	$89,638

(1)	Non-cash item
(2)	Includes $6,797 write-off of term loan discount for the fiscal year ended December 31, 2013
(3)	Includes $2,150 write-off of debt issuance costs related to term loan & 2016 notes for the fiscal year ended December 31, 2013

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to their GAAP Equivalents

(unaudited)

Note: The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on February 19, 2015.

	Three months ended December 31,		Fiscal year ended December 31,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Reconciliation to Adjusted EBITDA:
Net income	$2,421	$4,529	$18,150	$(42,691)
Reconciling items:
Depreciation and amortization expense	3,106	1,964	9,519	9,305
Interest expense, net	8,624	8,555	30,349	89,638
Income tax expense	510	183	1,111	769
Loss from discontinued operations, net of tax	90	48	408	326
Facility closure costs	181	79	471	(7)
Stock compensation expense	2,247	960	6,157	4,245
Acquisition cost	360	—	604	—
Other	123	(118)	43	(256)

Adjusted EBITDA	$17,662	$16,200	$66,812	$61,329